UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

PGIM Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01582	88-1771414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Broad Street Newark, New Jersey	07102-4410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 802-5032

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2025, PGIM Private Credit Fund (the “Fund”) entered into an agreement with Natixis, New York Branch (the “Commitment Increase Agreement”), pursuant to which, through the accordion feature in the Fund’s senior secured revolving credit agreement among the Fund, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders and issuing banks from time to time party thereto (as amended and supplemented, the “Revolving Credit Facility”), the aggregate commitments of the Revolving Credit Facility increased from $150 million to $175 million. The accordion feature of the Revolving Credit Facility allows the Fund, under certain circumstances, to increase the aggregate commitments under the facility up to $350 million.

The foregoing description is qualified in its entirety by reference to a copy of the Commitment Increase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	–	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Response to Notice of Commitment Increase Request, dated as of January 17, 2025, by and among PGIM Private Credit Fund, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGIM PRIVATE CREDIT FUND

Date: January 23, 2025	By:	/s/ George Hoyt
	Name:	George Hoyt
	Title:	Assistant Secretary